                                                                    EXHIBIT 3.01


                            CERTIFICATE OF AMENDMENT

                                       TO

                      AMENDED AND RESTATED CERTIFICATE AND

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                            DORCHESTER HUGOTON, LTD.

                                  July 2, 1997



        This Certificate of Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Dorchester Hugoton, Ltd., a Texas limited partnership (the "Partnership") is made and adopted on behalf of the Partnership by P.A. Peak, Inc., a Delaware corporation ("Peak") and James E. Raley, Inc., a Delaware corporation ("Raley"), the General Partners (herein so called) of the Partnership.

        A. The Partnership was originally formed by the filing of a Certificate and Agreement of Limited Partnership in the office of the Secretary of State of Texas on June 17, 1982. The original Certificate and Agreement was amended and restated by that certain Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership filed in the office of the Secretary of State of Texas on August 20, 1982 and subsequently amended by Certificates of Amendment filed in the office of the Secretary of State of Texas on or about July 30, 1985, October 20, 1987, November 10, 1988, August 3, 1989, April 26,
1990, August 30, 1990, February 15, 1991, December 29, 1994 and August 9, 1995
(as so amended, the "Restated Certificate and Agreement").

        B. Effective September 1, 1992, the Partnership became subject to and thereafter governed by the Texas Revised Limited Partnership Act (the "TRLPA").

       C. The General Partners hereby amend the Restated Certificate and Agreement, as permitted by and in accordance with the TRLPA and Section 11.03 of the Restated Certificate and Agreement, as follows:

        1. Article 2.02 is deleted in entirety and the following is substituted therefor:

               2.02 Principal Office. The principal office of the Partnership is 1919 South Shiloh Road, Suite 600 - LB 48, Garland,


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        Texas 75042-8234. The General Partners may change the principal office of the Partnership and the Limited Partners shall be furnished with written notice of any such change. The General Partners may establish such other places of business as they may determine to be in the best interest of the Partnership.


     IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Dorchester Hugoton, Ltd. has been executed by the following General Partners on the date(s) indicated below, to be effective as of the day and year this Certificate of Amendment is filed in the office of the Secretary of State of Texas.


                                   GENERAL PARTNER:

                                   P.A. PEAK, INC.

DATED:  July 3, 1997

                                   By:
                                      -----------------------------------
                                      Preston A. Peak, President
                                      Address:  4208 Thanksgiving Tower
                                                1601 Elm Street
                                                Dallas, Texas 75201


                                   GENERAL PARTNER:

                                   JAMES E. RALEY, INC.

DATED:  July 3, 1997               By:
--------------------------------      -----------------------------------
                                      James E. Raley, President
                                      Address:  9666 Atherton Drive
                                                Dallas, Texas 75243
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                            CERTIFICATE OF AMENDMENT

                                       TO

                      AMENDED AND RESTATED CERTIFICATE AND

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                            DORCHESTER HUGOTON, LTD.

                                December 15, 1997


     This Certificate of Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Dorchester Hugoton, Ltd., a Texas limited partnership (the "Partnership") is made and adopted on behalf of the Partnership by P.A. Peak, Inc., a Delaware corporation ("Peak") and James E. Raley, Inc., a Delaware corporation ("Raley"), the General Partners (herein so called) of the Partnership.

     A. The Partnership was originally formed by the filing of a Certificate and Agreement of Limited Partnership in the office of the Secretary of State of Texas on June 17, 1982. The original Certificate and Agreement was amended and restated by that certain Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership filed in the office of the Secretary of State of Texas on August 20, 1982 and subsequently amended by Certificates of Amendment filed in the office of the Secretary of State of Texas on or about July 30, 1985, October 20, 1987, November 10, 1988, August 3, 1989, April 26,
1990, August 30, 1990, February 15, 1991, December 29, 1994, August 9, 1995 and
July 2, 1997 (as so amended, the "Restated Certificate and Agreement").

     B. Effective September 1, 1992, the Partnership became subject to and thereafter governed by the Texas Revised Limited Partnership Act (the "TRLPA").

     C. The General Partners hereby amend the Restated Certificate and Agreement, as permitted by and in accordance with the TRLPA and Section 11.03 of the Restated Certificate and Agreement, as follows:

        1. Effective January 1, 1998 Section 3.08(a) of the Restated Certificate and Agreement is hereby amended in its entirety to read as follows:



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             3.08 Compensation of General Partners.

             (a) Subject to the provisions of Section 3.08(b) below, the General Partners shall be entitled to receive reasonable compensation from the Partnership for services rendered in operating and managing the Partnership in an annual aggregate amount equal to $350,000 plus one percent (1%) of Gross Income, or such lesser amount as the General Partners may from time to time determine is appropriate. The compensation payable to the General Partners under this Section 3.08(a) shall be divided among the General Partners equally or as they may otherwise mutually agree. For purposes of this Section, the term "Gross Income" shall mean the annual gross income of the Partnership from the Partnership Properties.

     IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate and Agreement of Limited Partnership of Dorchester Hugoton, Ltd. has been executed by the following General Partners on the date(s) indicated below, to be effective as of the day and year this Certificate of Amendment is filed in the office of the Secretary of State of Texas.

                                        GENERAL PARTNER:

                                        P.A. PEAK, INC.

DATED:  December 10, 1997
                                        By:
                                           ------------------------------
                                           Preston A. Peak, President

                                        Address:  4208 Thanksgiving Tower
                                                  1601 Elm Street
                                                  Dallas, Texas 75201


                                        GENERAL PARTNER:

                                        JAMES E. RALEY, INC.

DATED:  December 10, 1997
                                        By:
                                           ------------------------------
                                           James E. Raley, President

                                        Address:  9666 Atherton Drive
                                                  Dallas, Texas 75243